Exhibit 99.1

Carbonite Reports Record Revenue and Free Cash Flow Results for

Fourth Quarter and Full Year of 2013

BOSTON, MA – January 30, 2014 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud solutions that keep small businesses and home offices running smoothly, today announced financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Results:

•	Revenue for the fourth quarter was $28.8 million, an increase of 22% from $23.7 million in the fourth quarter of 2012.

•	Bookings for the fourth quarter were $31.6 million, an increase of 15% from $27.5 million in the fourth quarter of 2012.

•	Net income for the fourth quarter was $0.3 million, compared to a net loss of ($2.2) million in the fourth quarter of 2012. Non-GAAP net income for the fourth quarter was $1.7 million, compared to non-GAAP net loss of ($0.3) million in the fourth quarter of 2012.[1]

•	Net income for the fourth quarter was $0.01 per share (basic and diluted), compared to a net loss of ($0.09) per share (basic and diluted) in the fourth quarter of last year. Non-GAAP EPS was $0.06 per share (basic and diluted), for the fourth quarter, compared to non-GAAP EPS ($0.01) per share (basic and diluted), in the fourth quarter of 2012.

•	Gross margin for the fourth quarter was 69.8%, compared to 65.9% in the fourth quarter of 2012. Non-GAAP gross margin was 70.5% in the fourth quarter, compared to 66.8% in the fourth quarter of 2012. [2]

•	Total cash and investments were $65.4 million as of December 31, 2013, compared to $62.3 million as of September 30, 2013.

•	Cash flow from operations for the fourth quarter was $4.8 million, compared to $5.3 million in the fourth quarter of 2012. Non-GAAP free cash flow for the fourth quarter was $2.8 million, compared to $2.1 million in the fourth quarter of 2012.[3]

[1]	Non-GAAP net earnings and earnings per share, net loss and operating loss per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation.
[2]	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.
[3]	Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

Full Year 2013 Results:

•	Revenue for the full year was $107.2 million, an increase of 28% from $84 million in 2012.

•	Bookings for the full year were $116 million, an increase of 18% from $98.5 million in 2012.

•	Net loss for the full year was ($10.6) million, compared to ($18.9) million in 2012. Non-GAAP net loss for the full year was $(3.2) million, compared to non-GAAP net loss of ($11.7) million in 2012.[1]

•	Net loss for the full year was ($0.41) per share (basic and diluted), compared to a net loss of ($0.74) per share (basic and diluted) in 2012. Non-GAAP EPS was ($0.12) per share (basic and diluted), for the full year, compared to non-GAAP EPS of ($0.46) per share (basic and diluted), in 2012.

•	Gross margin for the full year was 67.5%, compared to 65.4% in 2012. Non-GAAP gross margin was 68.4% for the full year, compared to 66.2% in 2012.[2]

•	Total cash and investments were $65.4 million as of December 31, 2013, compared to $55.3 million as of December 31, 2012.

•	Cash flow from operations for the full year was $14.3 million, compared to $9.2 million last year. Non-GAAP free cash flow for the full year 2013 was $6.0 million, compared to ($4.1) million in 2012.[3]

“I am pleased to announce another record-setting quarter of revenue, free cash flow and non-GAAP gross margins, along with our second quarter of profitability. These metrics illustrate that the initiatives we undertook in 2013 to reposition Carbonite as a backup cloud solutions provider focused on small businesses are working,” said David Friend, Chairman and Chief Executive Officer of Carbonite. “We now offer customers a full suite of solutions from endpoint to server backup and, with the introduction of our new website in January, we now offer Carbonite Server Backup as a standalone solution. Customers are responding positively to our local/cloud hybrid approach to server backup, particularly as a part of their larger business continuity plan. We look forward to building on the strong foundation we established in 2013.”

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measure is provided in the tables at the end of this press release.

Business Outlook

For the first quarter of 2014, revenues are expected to be in the range of $28.3-$28.7 million and non-GAAP net loss per share to be in the range of ($0.03)-($0.05).

For the full year of 2014, revenues are expected to be in the range of $120.8-$122.8 million and non-GAAP net loss per share to be in the range of ($0.10) to ($0.16).

Carbonite’s expectations of non-GAAP net loss per share for the quarter and full year excludes stock-based compensation expense, patent litigation expense, amortization expense on intangible assets and assumes a tax rate of 0% and weighted average shares outstanding of approximately 26.7 million.

Conference Call and Webcast Information

Carbonite will host a conference call on Thursday, January 30, 2014 at 8:30 a.m. Eastern Time (ET) to review the results of business operations. This call will be webcast live in the investor relations section of the Company’s website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 31297546.

Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through April 31, 2014.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, non-GAAP net earnings and non-GAAP net earnings per share and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, non-GAAP net earnings and non-GAAP net earnings per share exclude amortization expenses on intangible assets, stock-based compensation expenses, patent litigation expenses and a lease exit charge associated with our data center relocation from net loss. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite (NASDAQ: CARB) keeps small businesses and home offices running smoothly. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.

Investor Relations Contacts:

Emily Walt

Carbonite

617-927-1972

investor.relations@carbonite.com

Media Contact:

Megan Wittenberger

Carbonite

617-421-5687

media@carbonite.com

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue	$28,787	$23,676	$107,194	$84,043
Cost of revenue	8,689	8,076	34,881	29,060

Gross profit	20,098	15,600	72,313	54,983

Operating expenses:
Research and development	5,322	5,166	20,919	19,925
General and administrative	2,982	2,657	14,275	9,928
Sales and marketing	11,414	9,855	47,349	42,719
Restructuring charges	39	171	322	1,345

Total operating expenses	19,757	17,849	82,865	73,917

Income (loss) from operations	341	(2,249)	(10,552)	(18,934)
Interest and other income (expense), net	2	40	2	38

Income (loss) before income taxes	343	(2,209)	(10,550)	(18,896)
Provision for income taxes	(25)	(10)	(55)	(40)

Net income (loss)	$318	$(2,219)	$(10,605)	$(18,936)

Net income (loss) per share:
Basic	$0.01	$(0.09)	$(0.41)	$(0.74)
Assuming dilution	$0.01	$(0.09)	$(0.41)	$(0.74)
Weighted-average shares outstanding:
Basic	26,494,458	25,706,715	26,166,554	25,503,068
Assuming dilution	27,301,782	25,706,715	26,166,554	25,503,069

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$50,392	$40,341
Marketable securities	14,994	14,990
Accounts receivable, net of allowance	1,876	1,549
Prepaid expenses and other current assets	3,122	2,369
Restricted cash	—	500

Total current assets	70,384	59,749
Property and equipment, net	22,111	24,622
Other assets	1,177	147
Acquired intangible assets, net	3,953	4,871
Goodwill	11,536	11,536

Total assets	$109,161	$100,925

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,810	$6,247
Accrued expenses	8,156	5,068
Current portion of deferred revenue	69,498	60,119

Total current liabilities	81,464	71,434
Deferred revenue, net of current portion	14,502	15,087
Other long-term liabilities	374	473

Total liabilities	96,340	86,994
Stockholders’ equity
Common stock	265	258
Additional paid-in capital	142,557	133,059
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income (loss)	(1)	9
Accumulated deficit	(129,978)	(119,373)

Total stockholders’ equity	12,821	13,931

Total liabilities and stockholders’ equity	$109,161	$100,925

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2013	2012
Operating activities
Net loss	$(10,605)	$(18,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,590	10,799
Gain (loss) on disposal of equipment	63	(41)
Amortization (accretion) of premium (discount) on marketable securities	(13)	158
Stock-based compensation expense	4,777	4,131
Provision for reserves on accounts receivable	(24)	73
Non-cash restructuring charge	—	1,145
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(303)	(332)
Prepaid expenses and other current assets	(586)	(575)
Other assets	(947)	42
Accounts payable	(2,437)	(611)
Accrued expenses	3,088	(1,151)
Other long-term liabilities	(99)	48
Deferred revenue	8,794	14,445

Net cash provided by operating activities	14,298	9,195

Investing activities
Purchases of property and equipment	(9,474)	(13,417)
Proceeds from maturities of marketable securities	10,254	13,704
Purchases of marketable securities	(10,250)	(16,197)
Decrease (Increase) in restricted cash	500	(500)
Payment for acquisition, net of cash acquired	—	(13,392)

Net cash used in investing activities	(8,970)	(29,802)

Financing activities
Proceeds from exercise of stock options	4,728	1,102

Net cash provided by financing activities	4,728	1,102

Effect of currency exchange rate changes on cash	(5)	4
Net increase (decrease) in cash and cash equivalents	10,051	(19,501)
Cash and cash equivalents, beginning of period	40,341	59,842

Cash and cash equivalents, end of period	$50,392	$40,341

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$28,787	$23,676	$107,194	$84,043
Add:
Deferred revenue ending balance	84,000	75,206	84,000	75,206
Less:
Beginning total deferred revenue from acquisitions	—	1,065	—	1,065
Deferred revenue beginning balance	81,189	70,283	75,206	59,696

Change in deferred revenue balance	2,811	3,858	8,794	14,445
Bookings	$31,598	$27,534	$115,988	$98,488

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss)	$318	$(2,219)	$(10,605)	$(18,936)
Add:
Amortization of intangibles	226	114	918	314
Stock-based compensation expense	1,119	1,157	4,777	4,131
Patent litigation expense	1	670	1,621	1,618
Lease exit charge	—	—	107	1,174

Non-GAAP net income (loss)	$1,664	$(278)	$(3,182)	$(11,699)

Weighted-average shares outstanding:
Basic	26,494,458	25,706,715	26,166,554	25,503,068
Assuming dilution	27,301,782	25,706,715	26,166,554	25,503,069
Net income (loss) per share:
Basic	$0.06	$(0.01)	$(0.12)	$(0.46)
Assuming dilution	$0.06	$(0.01)	$(0.12)	$(0.46)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Gross profit	$20,098	$15,600	$72,313	$54,983
Add:
Amortization of intangibles	110	79	448	211
Stock-based compensation expense	97	126	508	440

Non-GAAP gross profit	$20,305	$15,805	$73,269	$55,634

Non-GAAP gross margin	70.5%	66.8%	68.4%	66.2%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Research and development	$5,322	$5,166	$20,919	$19,925
Less:
Stock-based compensation expense	277	374	956	1,199

Non-GAAP research and development	$5,045	$4,792	$19,963	$18,726

General and administrative	$2,982	$2,657	$14,275	$9,928
Less:
Amortization of intangibles	39	20	165	43
Stock-based compensation expense	556	401	2,250	1,579
Patent litigation expense	1	670	1,621	1,618

Non-GAAP general and administrative	$2,386	$1,566	$10,239	$6,688

Sales and marketing	$11,414	$9,855	$47,349	$42,719
Less:
Amortization of intangibles	77	15	305	60
Stock-based compensation expense	189	256	1,064	913

Non-GAAP sales and marketing	$11,148	$9,584	$45,980	$41,746

Restructuring charges	$39	$171	$322	$1,345
Less:
Lease exit charge	—	—	107	1,174

Non-GAAP restructuring charges	$39	$171	$215	$171

Calculation of Free Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$4,755	$5,263	$14,298	$9,195
Add
Cash portion of lease exit charge	500	—	1,150	157
Subtract:
Purchases of property and equipment	2,480	3,179	9,474	13,417

Free cash flow	$2,775	$2,084	$5,974	$(4,065)